Exhibit 10.1


                         PURCHASE CONTRACT

        THIS AGREEMENT made and entered into this 1st day of March 1996, between CORNERSTONE REALTY GROUP, INC., or its nominee, (hereinafter called "Purchaser") and LEXINGTON TOWER ASSOCIATES, a VIRGINIA GENERAL PARTNERSHIP, (hereinafter called "Seller").

                                   ARTICLE I
                                 THE PROPERTY

        1.1 Sale of Property. Seller agrees to sell and convey, and Purchaser agrees to purchase, Seller's real property known as LEXINGTON TOWER APARTMENTS located in Richmond, VA with all buildings and improvements located thereon, as more particularly described in the attached legal description in Exhibit A including, but not limited to 197 individually heated and air conditioned apartment units, with all appurtenances, together with all appliances, drapes, carpeting, shrubbery and all other personal property used in connection with the premises (except for personal items of Paul Gordon, attached hereto as Exhibit B), including, the inventory of personal property attached hereto as Exhibit C (all such real and personal property hereinafter collectively referred to as the "Property" unless the context clearly indicates otherwise).

                                   ARTICLE II
                           PAYMENT OF PURCHASE PRICE

        2.1 Purchase Price. The total purchase price shall be SIX
MILLION ($6,000,000) DOLLARS payable as follows:

          A. Cash. Five Hundred Thousand ($500,000) Dollars at closing.

          B. Debenture. The balance of Five Million Five Hundred Thousand ($5,500,000) Dollars to be paid by a three-year debenture in the amount of $5,500,000 bearing interest at the rate of 5.65% per annum, in the form attached hereto as Exhibit D.

              i. The debenture shall be secured by an irrevocable Letter of Credit issued by First Union Bank having a term equal to the debenture set forth in Paragraph 2.1.B. in the form attached hereto as Exhibit E.

              ii. Seller agrees to pay to the Purchaser Seven Thousand Seven Hundred ($7,700) Dollars per year towards their fee required to obtain the Letter of Credit or a pro rata portion of said $7,700 in the event the debenture shall be prepaid.

                                 ARTICLE III
                                TITLE MATTERS

        3.1 Marketable Title. Seller, shall convey good and marketable title by General Warranty Deed in the form attached hereto as Exhibit F, subject only to subject only to 1995 real estate taxes and general taxes for the current year not yet due and payable and the items (hereinafter called "Permitted Exceptions") shown on Exhibit G attached hereto.

        Seller shall pay 1995 real estate taxes on or before January 1, 1997 and if Seller does not pay such real estate taxes by such date, then such amount shall be deducted including penalties and interest, if any, out of the first interest installment under the debenture. This shall not appear as an objection to title at closing.

             (A) Title shall be free from any and all liens or mortgages and Seller shall be responsible for any prepayment penalties necessary to deliver such free title.


        3.2 Title Update. It is understood that this sale will be "closed in escrow". Therefore, it is understood that the title company shall be required to update the title report upon which it will issue the insurance to the Purchaser. In the event that there are any changes affecting the title between the execution of this Agreement and the closing date, Seller shall be obligated to correct all conditions created after the signing of this Agreement.

                                   ARTICLE IV
                                   PRORATIONS

        4.1 Income and Expense Allocations. The following shall be prorated, on a calendar-month basis, to date of closing: rents and other income from the Property; operating expenses (on such service contracts and other obligations as Purchaser may agree to assume); and general and real property taxes and personal and business property taxes for the year of closing (based on the most recent assessment and the most recent levy).

        4.2 Closing Costs. Purchaser and Seller shall pay their customary share (as determined by Richmond, Virginia customs) of all taxes, recording fees, if any, imposed on the Deed, or any other documents executed in connection with the transfer of the Property. Purchaser agrees to pay cost of title insurance. Seller shall pay any prepayment penalty charged by the holders of any existing notes.

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        4.3 Allocation of Rents. Rents collected by Seller prior to Closing shall be prorated as agreed in 4.1 above. Purchaser shall apply rents received after Closing first to rents due to Seller as of closing, but uncollected prior to closing, limited to current month only. Seller shall retain the right to commence legal action against a tenant for any delinquent rent apportioned to the Seller.


        4.4 Prior Lease Concessions. Seller shall pay to Purchaser, in a lump sum at closing, all future monetary concessions which Seller has given to tenants under leases existing at the time of closing.

        4.5 Form of Closing Statement. The Closing Statement shall be in the form attached hereto as Exhibit H.

                                   ARTICLE V
                           POSSESSION OF THE PROPERTY

        5.1 Possession. Possession of the Property shall be delivered to Purchaser at closing, subject to the rights of the tenants under existing leases and rental agreements.



                                   ARTICLE VI
                        CONDITIONS PRECEDENT TO CLOSING

        6.1 Conditions Precedent. Purchaser's obligation to purchase shall be subject to and contingent upon the satisfaction of the following conditions precedent:

           (A) The receipt by Purchaser of Seller documents described in 7.2 below.

           (B) On the condition that Sellers representations and warranties described in Article VIII below remain true and correct.

           (C) On the condition that there have been no material or adverse structural (foundation, roof, load-bearing walls) changes to the property. If there are any material or adverse structural changes to the property, Seller shall have the option as to whether or not to correct such defects. If Seller elects not to correct such defects, then Purchaser shall have the option of waiving such defects and proceeding to closing or Purchaser may void this Agreement without any liability to either party.

          (D) Seller acknowledges that Purchaser is a public entity and that it is required to furnish financial statement to the Securities and Exchange Commission in connection with this acquisition. Seller agrees, to the extent possible, to make the information available for Purchaser for January through April 1996. It is understood that if Purchaser's auditors shall be able to render the same type of opinion as they rendered for the previous year, this contingency will be deemed satisfied.

        6.2 Inspection. This Agreement shall be further subject to and contingent upon Purchaser's satisfactory inspection as follows herein below.

        6.2.1 "Rent Ready". All vacant apartment units, are to be in a "rent ready" condition, at the time of closing, containing, but not limited to the following amenities, i.e., carpet, refrigerator, range, garbage disposal, heating, plumbing and electrical systems. Purchaser agrees not to inspect occupied units prior to closing. If Seller fails to have all units in a "rent ready condition", Purchaser shall have the option of waiving such requirement and continue to closing or allow Seller one additional month to make all units "rent ready". If all units are not ready at the end of the additional month, then Purchaser shall either waive such requirement and continue to closing or Purchaser may void this Agreement without any further liability to either party.

        6.2.2 Condition of Personal Property at Closing. All personal property included in the sale and all mechanical, electrical, heating, air conditioning, sewer, water and plumbing systems will be in substantially the same working order and condition at the time of closing as at the time of the initial inspection by Purchaser, normal wear and tear excepted. If such items are not in such working order and condition, Seller shall have the option as to whether or not to correct such defects. If Seller elects not to correct such defects, the Purchaser shall have the option of waiving such defects and proceeding to closing or Purchaser may void this agreement without any liability to either party.

        6.2.3 Employees. Purchaser agrees not to interview Seller's employees prior to June 20, 1996.

        6.3 Conditions to Seller's Closing. Seller's obligations hereunder are conditioned upon Seller's receipt of releases from the service contracts described in Section 7.4(B) of this Agreement or in the alternative an agreement from Purchaser to hold Seller harmless under all assumed contracts subsequent to closing.

        6.4 Reinspection. Seller agrees to permit Purchaser to reinspect the property on or after June 20, 1996 for the purpose of the obligation set forth in this contract.

                                  ARTICLE VII
                                    CLOSING

        7.1 Closing. Closing will be held on June 30, 1996 at such place and at such time as the parties may agree.

        7.2 Delivery of documents. All documents set forth in this Agreement, which are necessary for closing, shall be executed and delivered to the title company to be held in escrow pursuant to the terms and conditions set forth herein and pursuant to the escrow agreement between the title company, Purchaser and Seller in the form attached hereto as Exhibit Y. It being understood that the purpose of this agreement is to finalize all of the terms and obligations and fulfill simultaneously all of the terms and obligations. However, the deed shall not be delivered until June 30, 1996 at which time all of the other documents referred to as exhibits which have been executed shall be delivered on the additional condition that the cash due shall be wired as per the instructions of the Seller.

                Therefore, wherever in this contract it refers to either party delivering and executing certain documents, it is understood that the original of those documents shall be delivered to the title company to be held in escrow until June 30, 1996 at which time the documents shall be delivered to the party entitled thereto in accordance to the terms of the escrow agreement. Copies of all of the executed documents shall be attached to this Agreement.

        7.3 Seller's Deliveries. At closing, Seller shall execute and deliver to Purchaser the General Warranty Deed referred to in Paragraph 3 hereof and shall also execute, where necessary, and deliver to Purchaser, the following:

                (A) A Bill of Sale in the form attached hereto as Exhibit I, with warranty of title transferring the personal property (as shown in Schedule C) to Purchaser free of all liens, charges and encumbrances.

                (B) Originals or copies of all signed leases and rental agreements in effect with tenants of the Property.

                (C) All security deposits and cleaning deposits made by such tenants. Seller will give the tenants the required notice of such transfer in compliance with the laws of Virginia.

                (D) An affidavit of Seller in the form attached hereto as Exhibit J.

                (E) A rent roll, in the form attached hereto as Exhibit K, certified by Seller to be true and correct to the best of Seller's actual knowledge as of the date of closing showing the name of, and the amount of monthly rental payable, by each tenant of the Property, the apartment occupied by the tenant, the date to which rent has been paid, any advance payment of rent, and the amount of any escrow, or security deposit of tenant.

                (F) An affidavit of Seller, in the form attached hereto as Exhibit L, that to the best of its information and belief there are, on the date of closing, no unsatisfied judgments, creditor's claims, tax liens, or pending bankruptcies involving Seller.

                (G) An assignment, in the form attached hereto as Exhibit M, of all Seller's interest in the following: (1) all assignable licenses, and permits relating to the operation of the Property, (2) the leases and rental agreements with tenants of the Property, (3) to the extent assignable, the existing Property telephone number and (4) the business and trade name as set forth in Par. 1.1.

                (H) An assignment, in the form attached hereto as Exhibit N, of all warranties and guarantees to the extent such are still in effect and provide Purchaser with copies, to the extent reasonably obtainable, of all such warranties and guarantees without limitation for all appliances, dishwashers, disposals, refrigerators, heating and air conditioning units, washers and dryers. Seller makes no representation or warranty as to which items, if any, are under warranty or guarantee.

                (I) Consent, in the form attached hereto as Exhibit O, of the Seller's authorized officer to the sale of the Property and any other approvals required under Seller's articles or by-laws, which may affect Seller's ability to convey marketable title.

                (J) Provide documents for the transfer of the telephone, electric, water and sewer, and gas utilities, as may be required by the utility, for execution at closing.

                (K) Satisfactory evidence, in the form attached hereto as Exhibit Z, of the power and authority of Seller to enter into and consummate this agreement, including but not limited to:

                        (i) An opinion of Seller's counsel, in the form attached hereto as Exhibit P, stating that:

                                (a) The individual(s) executing the deed
and related documents are duly authorized to do all such acts as are necessary to consummate this sale, without further consent of any other party.

                                (b) That the partner or officer can
bind the Partnership or Corporation.

                (L) Seller shall provide a satisfactory and valid written termination, in the form attached hereto as Exhibit Q, of the management agreement executed by the existing management and rental agent for the Property, without cost to the Purchaser.

                (M) A notice letter, in the form attached hereto as Exhibit R, to all the residents of the apartment complex as to change of ownership in the form prepared by the Purchaser.

                (N) A representation letter as normally required by auditors for a public company, which has been agreed upon between the Seller and Purchaser's auditors and attached hereto as Exhibit S. This clause shall survive closing for one year.

                        Unless facts or circumstances change which would render any of Seller' representations untrue, Seller shall not be required to sign any other documents or provide any other documents or items at or before closing. If such facts or circumstances change, the Seller shall execute and deliver all documents as are reasonably necessary in connection with such changed facts or circumstances.

        7.4 Purchaser's Deliveries. At closing and contemporaneously with the Seller's compliance with the provisions of Section 7.3, Purchaser shall:

                (A) Pay to Seller the cash portion of the purchase price, adjusted for the prorations herein provided for in Article IV.

                (B) Execute and deliver an assumption and indemnification agreement, in the form attached hereto as Exhibit T, of obligations under leases, securities, elevator contract, HVAC contract, BFI contract, Solon contract, Terminex contract and any other obligations specifically set forth herein.

                (C) Deliver to the Seller a resolution, in the form attached hereto as Exhibit U, of the Purchaser that:

                (i) This Agreement has been duly authorized, executed and delivered by the Purchaser and is a valid and binding agreement of Purchaser, and

                (ii) Purchaser has complete unrestricted power to buy the Property from the Seller and to execute any documents required to effectuate the transfer.

                (D) Deliver to the Seller as opinion of Purchaser's counsel, in the form attached hereto as Exhibit V, stating that:

                (i) The Purchaser is a duly authorized, validly existing entity with due power to own its properties and to issue the debenture;

                (ii) The Debenture has been duly authorized and the debenture has been duly executed and delivered, and

                (iii) The debenture constitutes the valid and legally binding promise of the Purchaser, enforceable against the Purchaser subject to bankruptcy, insolvency and other similar laws affecting creditors generally and customary principles of equity.

        (E) Deliver the debenture and the Letter of Credit to the Seller.

                                  ARTICLE VIII
               SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

        8.1 Representations of the Parties. Seller warrants (which warranties shall not survive settlement unless designated to the contrary) that as of the date of closing hereof:

        (A) That Seller, is the owner in fee simple of the Property and has the power to convey same.

        (B) That Seller is not subject to any other agreements or arrangements, with the exception of those contained in any existing mortgage documents which would prevent Seller from selling the Property to Purchaser. This warranty shall survive for one year following closing.

        (C) All necessary action has been taken by Seller to authorize the execution of this Agreement and the performance of the obligations contemplated hereunder, which are not excluded elsewhere in existing mortgage documents. This warranty shall survive for one year following closing.

        (D) Unless facts change between the date hereof and closing, Seller has no actual knowledge and has not been advised in writing that it is in default under any lease, rental agreement service or equipment contract, or mortgage or other encumbrances relating to the Property. This warranty shall survive for one year following closing.

        (E) Unless facts change between the date hereof and closing, Seller has no actual knowledge of any existing or threatened litigation which relates to or which would affect the Property, except for litigation relating to the 1995 real estate taxes, which litigation has been disclosed to Purchaser. There is a possible claim relating to a guest breaking glass, which liability is covered by insurance. In addition, there is a possible claim by HOME, which shall be Seller's responsibility. This warranty shall survive for one year following closing.

        (F) Unless facts change between the date hereof and closing, Seller has not received any written notification from any governmental agency stating that any part of the Property or the operation of the Property, is in violation or may violate any governmental statute, regulation, ordinance or building code or of any private restriction, that any governmental authority requires any work to be done on or affecting the Property, or that any governmental authority has expressed an intent to condemn or to make special improvements for the benefit of the Property or any part thereof. This warranty shall survive for one year following closing.

        (G) That Seller is not a "foreign person" within the meaning of the Internal Revenue Code of 1954, as amended (the "Code"), and that Seller will furnish to Purchaser prior to closing an affidavit in form satisfactory to Purchaser confirming the same.

        (H) That to the best of Seller's actual knowledge, the Property was never utilized as a disposal site for hazardous waste products and will furnish to Purchaser an affidavit, in the form attached hereto as Exhibit W, confirming same.

        (I) Seller covenants and agrees that, between this date and the date of closing, Seller shall continue to maintain, operate and manage the Property in a manner consistent with its prior practices, making every reasonable effort to do nothing which might damage the reputation of the Property or the relationships with the tenants. Seller shall not permit the modification, extension or cancellation of any tenant lease (except in accordance with the terms of such lease) or any dealing with any tenant other than the ordinary course of managing the Property, without the prior written consent of Purchaser. If the leases of any tenants expire before thirty (30) days after the date of closing, Seller shall, up to the date of closing and without cost to the Purchaser, continue its normal course of operation with respect to causing tenants to be obtained for apartments which are unrented.

        (J) Except as may have been expressly set forth in this Section 8.1, Seller makes no representations and warranties of any kind. Purchaser is purchasing the Property in an "AS IS" condition. Purchaser is not relying on any representation or warranty of Seller in making its decision to purchase the Property other than those expressly set forth in this Section 8.1.

        8.2 Continuation of Representations, Warranties and Covenants to the Date of Closing. If each of the warranties set forth in this section does not remain true up to and including the time of closing as to any material matters, this Agreement, at Purchaser's election, shall be terminated, Seller shall return all payments made by Purchaser, or Purchaser may elect to close the sale and waive failure of the warranties. Seller agrees to disclose any changes of which it has knowledge.

        8.3 Breach of Representations, Warranties and Covenants.
Notwithstanding the provisions of 8.2 above, Seller shall indemnify Purchaser for all reasonable costs incurred as a result of the failure of any of Seller's representations, warranties or covenants contained herein to remain true as of the date of closing.

                                   ARTICLE IX
                           CONDEMNATION; RISK OF LOSS

        9.1 Property Damage. If, prior to closing, any part of the Property is damaged by fire or other casualty, Seller shall elect whether or not to repair such damage before the date provided herein for closing. If such damage cannot be repaired by such time or if Seller elects not to repair such damage, this Agreement may be canceled at the option of the Purchaser.
In the event of cancellation as aforesaid, this Agreement shall become null and void and the parties shall be released and all payments made shall be returned. Should Purchaser elect to carry out this Agreement despite such damage Seller shall assign to Purchaser all insurance proceeds arising from such damage and will compensate Purchaser for lost rent collections to the extent of insurance proceeds received. Seller shall promptly notify Purchaser in writing upon the occurrence of any such damage.

        9.2 Condemnation. In the event of any actual or threatened taking, pursuant to the power of eminent domain, all or any part thereof, or any actual or proposed sale in lieu thereof, the Seller shall give written notice thereof to the Purchaser promptly after Seller learns or receives notice thereof. Upon a taking of a material part of the Property (any part of the building or more than 5% of the parking area), Purchaser may elect to either
(a) terminate this Agreement and all other rights and obligations of the parties hereunder shall terminate immediately, or (b) to waive its right to terminate this Agreement and proceed to closing, in which event all proceeds, awards and other payments arising out of such condemnation or sale (actual or threatened) shall be paid to the Purchaser at closing, if such payment has been received or Seller shall assign to Purchaser the rights to such payments.

        9.3 Risk of Loss. Prior to closing, all risks of loss or damage by every casualty shall be borne by the Seller.

                                   ARTICLE X
                              BROKER'S COMMISSION

        10.1 Commission. Seller agrees to pay a brokerage fee to PAUL GORDON ASSOCIATES and a consultation fee to WINDSOR PROPERTIES, INC. pursuant to separate agreements between Seller, Broker and Consultant, respectively. Said fees shall be deemed earned if, and only if, settlement occurs hereunder, and shall not be deemed earned even if Purchaser and/or Seller wrongfully fail(s) to consummate the purchase and sale herein contemplated. Purchaser shall not be obligated for any fees to any broker or consultant, and Seller agrees to hold Purchaser harmless in connection with such fees. Seller and Purchaser represent and warrant to each other that no other brokerage or consultation fees are or shall be owing in connection with this transaction or in any way with the Apartments and Seller and Purchaser hereby indemnify and hold the other harmless from any and all claims of any other person so claiming.

                                   ARTICLE XI
                                    DEFAULT

        11.1 Default Defined. Default for the purpose of this Agreement shall mean any failure by Seller or Purchaser to fulfill all the terms, conditions and covenants contained herein, however, it shall not be an event of default for either party to exercise its rights to terminate this contract as contained in other provisions herein.

        11.2 Seller's Default. Upon Seller's default, the Purchaser, at it's election, may either (1) require specific performance of Seller, or pursue its other remedies at law or equity, (2) cancel this Agreement, in which case this Agreement shall be terminated and the parties released from all obligations hereunder, or (3) the Purchaser may waive such defaults and proceed to settlement. Seller shall indemnify Purchaser for any reasonable costs incurred by Purchaser if Purchaser elects to pursue its option (1) noted above, to include reasonable attorney fees.

        11.3 Purchaser's Default. Upon Purchaser's default, this Agreement shall be terminated and both parties released from all obligations hereunder, except that Purchaser agrees to pay to Seller Fifty Thousand ($50,000) Dollars as liquidated damages. Seller shall have no other remedy against Purchaser in the event of Purchaser's default.

                                  ARTICLE XII
                            MISCELLANEOUS PROVISIONS

        12.1 Entire Agreement. This Agreement sets forth the entire understanding between the parties; it supersedes all previous agreements and representations which are deemed merged herein and may not be modified except in writing.

        12.2 Assignment. Purchaser may assign this Agreement, in the form attached hereto as Exhibit X, to Cornerstone Realty Income Trust Inc. without the consent of Seller. No other assignment may be made.

        12.3 Severability. If any provision, sentence, phrase or word of this Agreement or the application thereof to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision, sentence, phrase, or word to persons or circumstances, other than those as to which it is held invalid, shall remain in full force and effect.

        12.4 Binding Effect. The parties to the Agreement mutually agree that it shall be binding upon and inure to the benefit of their respective heirs, representatives, successors in interest and assigns.

        12.5 Controlling Law. It is the intent of the parties hereto that all questions with respect to the construction of this Agreement and the rights and liabilities of the parties shall be determined in accordance with the provisions of the laws of the State set forth in Par. 1.1.

        12.6 Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear in each counterpart hereof, and it shall be sufficient that the signature on behalf of both parties hereto appear on one or more such counterparts. All counterparts shall collectively constitute a single contract.

        12.7 Incorporation by Reference. All of the Exhibits referred to herein and/or attached hereto shall be deemed to constitute a part of the Agreement.

        12.8 Headings. The headings of the Articles and sections hereof are inserted for convenience only and shall not be deemed to constitute a part of the Agreement.

        12.9 Construction of Contract. Each party hereto have reviewed and revised (or requested revisions of) this Agreement, and therefore the normal rule of construction that any ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Contract or any amendments or exhibits hereto.

        12.10 Confidentiality Agreement. Simultaneously with the execution of this Agreement, the Purchaser and Seller shall execute and deliver the confidentiality agreement in the form attached hereto as Exhibit AA.

                                  ARTICLE XIII
                                     NOTICE

        13.1 Notice. All notices required or permitted to be given under this Agreement shall be in writing and shall be sent or delivered to the address set forth below (or such other address as may be hereafter specified in writing):

        To Seller: Paul Gordon
                   102 North Fifth Street
                   Richmond, VA 23219

        With a copy to
         Seller's Attorneys: Barry A. Wilton, Esq.
                             Parker, Pollard & Brown P.C.
                             5511 Staples Mill Road
                             Richmond, VA 23228

        To Purchaser: S. J. Olander
                      Cornerstone Realty Group, Inc.
                      306 E. Main Street
                      Richmond, VA 23219

        With a copy to
         Purchaser's Attorneys: Harry S. Taubenfeld, Esq.
                                Zuckerbrod & Taubenfeld
                                575 Chestnut St., P.O. Box 488
                                Cedarhurst, NY 11516

        13.2 Delivery of Notice. Notices sent either by Registered or Certified Mail, Return Receipt Requested, or by overnight express mail shall be deemed given when deposited in the United States Mail, postage prepaid, or delivered to a reliable overnight courier. Notices sent in any other manner shall be deemed given only when actually delivered at the specified address.

        IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed this day and date first written above.

SELLER:

LEXINGTON TOWER ASSOCIATES, A VA GENERAL PARTNERSHIP

By: /s/ Illegible Signature

Its: /s/ Illegible Title

PURCHASER:

CORNERSTONE REALTY GROUP, INC.

By: /s/ S. J. Olander

Its: /s/ Senior Vice President